SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2003

SEROLOGICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225

(State or Other Jurisdiction of Incorporation)	(Commission File) Number)	(IRS Employee Identification No.)

5655 Spalding Drive, Norcross, GA	30092

(Address of Principal Executive Offices)	(Zip Code)

(678) 728-2000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On December 19, 2003, Serologicals Corporation issued a press release announcing that it has executed a definitive agreement to sell its Therapeutic Plasma business to Gradipore, a company based in Sydney, Australia, for total consideration of approximately US $18 million. Serologicals will receive US $3.5 million at closing and another US $1.5 million on February 2, 2004. The remainder will be represented by a secured promissory note. The assets of the Therapeutic Plasma business consist of ten plasma collection centers and a central testing laboratory. Gradipore will retain the majority of the employees of the business, including the management team. The transaction is expected to close by January 31, 2004, pending completion of customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following Exhibit is filed as part of this Report to the extent described in Item 5.

Exhibit No.	Description of Exhibits

99.1	Press Release dated December 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serologicals Corporation

(Registrant)

Date: December 19, 2003	By:	/s/ Harold W. Ingalls

Harold W. Ingalls, Vice President/Chief Financial Officer